UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 24, 2012

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its 2012 annual shareholders' meeting on May 24, 2012. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1: Election of Directors. Our shareholders elected the following eight directors to hold office until the 2013 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Michael S. Dunlap	143,057,816	556,269	1,213	2,464,888
Stephen F. Butterfield	135,198,914	8,415,177	1,207	2,464,888
James P. Abel	142,541,148	1,073,044	1,106	2,464,888
William R. Cintani	143,363,460	239,469	12,369	2,464,888
Kathleen A. Farrell	143,377,179	236,312	1,807	2,464,888
Thomas E. Henning	143,300,338	313,243	1,717	2,464,888
Kimberly K. Rath	136,793,313	6,820,169	1,816	2,464,888
Michael D. Reardon	142,541,791	1,071,700	1,807	2,464,888

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2012.

For	Against	Abstain	Broker Non-Votes
145,836,885	214,773	28,528	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
142,740,503	865,529	9,266	2,464,888

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 24, 2012
NELNET, INC.
By:     /s/ TERRY J. HEIMES

Name:	Terry J. Heimes

Title:	Chief Financial Officer